                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of February 12, 1999, by and between Bay State Gas Company, a Massachusetts corporation ("Company"), and Roger A. Young ("Executive").

                                    RECITALS

         1. Pursuant to the Agreement and Plan of Merger dated as of December 18, 1997 ("Merger Agreement") by and among NIPSCO Industries, Inc. ("NIPSCO"), the Company (which was previously named Acquisition Gas Company) and Bay State Gas Company, a Massachusetts corporation ("Bay State"), Bay State merged on this date with and into the Company ("Merger").

         2. Executive was Chairman of Bay State and will be Chairman of the Company.

         3. Company and Executive desire to enter into arrangements to provide for the continuation of Executive's employment following consummation of the Merger.

         NOW THEREFORE, in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive, each intending to be legally bound, agree as follows:

                                    1. TERM

         The term of employment ("Term") shall commence as of the date of this Agreement and shall expire on the nine month anniversary thereof, unless sooner terminated as set forth in Section 5 below.

                                   2. DUTIES

         Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to employ Executive as Chairman of the Company. Executive agrees to serve as Chairman of the Company and to perform such duties in and consistent with that office as may reasonably be assigned to him by the Company's Board of Directors.

         Executive agrees to devote his full time, energy and skill to the business of the Company except for periods of vacation and absences made necessary because of illness, authorized leaves of absence and holidays and to promote the Company's best interests during the Term. Executive further agrees not to work for any other employer as an employee during the Term; provided, however, that nothing in this Agreement shall preclude Executive from devoting time during reasonable periods required for: (i) serving as a director or member of a committee of any company or organization involving no conflict of interest with the Company or any of its subsidiaries or affiliates; (ii) delivering lectures and fulfilling speaking engagements; and (iii) engaging in educational, charitable or community activities, provided that such activities do not materially affect or interfere with the performance of Executive's obligations to the Company.

                          3. COMPENSATION AND BENEFITS

         During the Term, Executive shall be entitled to receive compensation and benefits as follows:

         (a) Base Compensation. Executive shall receive Base Compensation from the Company during the Term of $641,000, payable monthly.

         (b) Additional Benefits. During the Term and thereafter, Executive and his dependents shall be entitled to participate in any health plan, disability plan and life insurance plan or arrangement then made available by the Company to its senior executives generally during the Term or subsequent thereto, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements and the Company's practices with respect to such plans. During the Term, Executive shall also be entitled to all miscellaneous fringe benefits and perquisites provided to him or for his benefit during the nine months preceding the date hereof, as described in Schedule 3(b). However, Executive shall not be entitled to participate, from this date forward, in any non-qualified retirement plan (or any other deferred compensation plan) of the Company or NIPSCO, and no compensation payable to Executive under this Agreement shall be considered compensation for purposes of any non-qualified retirement plan (or any other deferred compensation plan) of the Company or NIPSCO. Upon termination of employment, Executive shall be entitled to receive his benefits from any qualified retirement plan of the Company or NIPSCO in which he participates.

         (c) Vacation. Upon commencement of the Term, Executive shall be granted vacation of 4 weeks. Such vacations shall be taken at times mutually convenient to the Company and Executive.

                           4. ADDITIONAL COMPENSATION

         Executive is entitled to receive additional compensation pursuant to a Severance Agreement between the Company and Executive dated December 12, 1996 (the "Severance Agreement"). The Company arid Executive agree that, with the exception of compensation payable to Executive under the 1997 Bay State Stock Performance Plan and the fringe benefits described in Section 3(b) of this Agreement, the compensation provided in this Section 4 and the Noncompetition Agreement by and between the Company and Executive dated the date hereof ("Noncompetition Agreement") is in lieu of any payment described in the Severance Agreement and that Executive shall be entitled to no payments pursuant to the Severance Agreement other than the compensation described in this Section 4, the 1997 Bay State Stock Performance Plan and the Noncompetition Agreement. Executive shall be entitled to receive such payments as follows:

         (a) Performance Incentive Bonus. Unless Executive is terminated for cause (as defined below) during the Term, Executive shall be entitled to receive an annual Performance Incentive Bonus equal to 3.75% of NIPSCO's consolidated earnings before extraordinary items, losses from discontinued operations, interest, taxes, depreciation and amortization ("EBITDA")

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for fiscal year 1999. The maximum amount of the Bonus payable to Executive for the nine month period (without regard to interest) shall be $1,600,000 ("Maximum Amount"). Except as provided in this Section 4(a), the Company shall pay Executive the Bonus in the amounts shown in the column "Payment" and on the dates set forth on Schedule 4(a) attached hereto. In the event Executive is not a director of NIPSCO on June 30, 2002, and his failure to be a director is not due to his death or resignation as a director, then the Company shall pay Executive the Bonus in the amounts shown in the column "Payment" for June 2002 as set forth in Schedule 4(b) attached hereto. In the event Executive is not a director of NIPSCO at any time between June 30, 1999 and June 30, 2005, and such failure is due to Executive's resignation as a director, then the Company shall pay to Executive in a lump sum the sum of the amounts set forth in the columns "End Balance" and "Payment" on Schedule 4(a) which corresponds to the date of the calendar quarter during which such resignation occurs. The payments set forth on Schedules 4(a) and (b) are based on the assumption that the Maximum Amount will be earned during 1999. The payments set forth on Schedules 4(a) and
(b) will be modified, consistent with the foregoing assumptions, in the event that: (i) Executive is terminated for cause during the Term, in which case, Executive shall not be entitled to any Bonus for or based on the fiscal year during which such termination occurs; or (ii) Executive does not earn the Maximum Amount in 1999, in which case, the payments set forth on Schedules 4(a) and (b) shall be adjusted to reflect the amount of the Bonus earned and the years in which the Bonus was actually earned. If Executive dies prior to the payment by the Company of all of the amounts set forth on Schedule 4(a) and Executive has a surviving spouse, at the option of Executive's surviving spouse, the Company shall either (i) pay to Executive's surviving spouse in a lump sum the sum of the amounts set forth on Schedule 4(a) in the columns "End Balance" and "Payment" which corresponds to the date of the calendar quarter during which Executive died or (ii) continue to pay to Executive's surviving spouse the Bonus in the amounts and on the dates set forth on Schedule 4(a). If Executive dies prior to the payment by the Company of all of the amounts set forth on Schedule 4(a) and Executive does not have a surviving spouse, the Company shall pay to Executive's Beneficiary in a lump sum the sum of the amounts set forth on
Schedule 4(a) in the columns "End Balance" and "Payment" which corresponds to the date of the calendar quarter during which Executive died.

         (b) Gross-Up Payments. In the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Code Section 4999 or comparable state or local tax or any interest or penalties with respect to such excise tax or comparable state or local tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment"). The Gross-Up Payment shall be equal to the sum of the Excise Tax and all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment.

         If Executive determines that a Gross-Up Payment is required, Executive shall so notify the Company in writing, specifying the amount of Gross-Up Payment required and details as to the calculation thereof. The Company shall, within 30 days, either pay such Gross-Up Payment (net of applicable wage withholding) to Executive or furnish an unqualified opinion from Independent Tax Counsel (as defined below), addressed to Executive and the Company, that

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there is substantial authority (within the meaning of Section 6661 of the Code)
for the position that no Gross-Up Payment is required. "Independent Tax Counsel" means a lawyer with expertise in the area of executive compensation tax law, who shall be selected by Executive and shall be reasonably acceptable to the Company, and whose fees and disbursements shall be paid by the Company.

         If the Internal Revenue Service or other tax authority proposes in writing an adjustment to the income tax of Executive which would result in a Gross-Up Payment, Executive shall promptly notify the Company in writing and shall refrain for at least thirty days after giving such notice, if so permitted by law, from paying any tax (including interest, penalties and additions to tax) asserted to be payable as a result of such proposed adjustment. Before the expiration of such period, the Company shall either pay the Gross-Up Payment or provide an opinion from Independent Tax Counsel to Executive and the Company as to whether it is more likely than not that the proposed adjustment would be successfully challenged if the matter were to be litigated. If the opinion provides that a challenge would be more likely than not successful if the issue were litigated, and the Company requests in writing that Executive contest such proposed adjustment, Executive shall contest the proposed adjustment; provided that Executive, after such consultation with the Company, shall determine in his sole discretion the nature of all action to be taken to contest such proposed adjustment, including (a) whether any such action shall initially be by way of judicial or administrative proceedings, or both, (b) whether any such proposed adjustment shall be contested by resisting payment thereof or by paying the same and seeking a refund thereof, and (c) if the Executive shall undertake judicial action with respect to such proposed adjustment, the court or other judicial body before which such action shall be commenced and the court or other judicial body to which any appeals should be taken. Executive agrees to take appropriate appeals of any judicial decision that would require the Company to pay a Gross-Up Payment, provided the Company requests in writing that Executive do so and provides an opinion from Independent Tax Counsel to Executive and the Company that it is more likely than not that the appeal would be successful. Executive further agrees to settle, compromise or otherwise terminate a contest with the Internal Revenue Service or other tax authority with respect to all or a portion of the proposed adjustment giving rise to the Gross-Up Payment, if requested by the Company in writing to do so at any time, in which case Executive shall be entitled to receive from the Company the Gross-Up Payment. In no event shall Executive compromise or settle all or any portion of a proposed adjustment which would result in a Gross-Up Payment without the written consent of the Company.

         Executive shall not be required to take or continue any action pursuant to this Section 4(b) unless the Company acknowledges its liability under this Agreement in the event that the Internal Revenue Service of other tax authority prevails in the contest. The Company hereby agrees to indemnify Executive in a manner reasonably satisfactory to Executive for any fees, expenses, penalties, interest or additions to tax which Executive may incur as a result of contesting the validity of any Excise Tax and to pay Executive promptly upon receipt of a written demand therefor all costs and expenses which Executive may incur in connection with contesting such proposed adjustment (including reasonable fees and disbursements of Independent Tax Counsel); provided, however, that the Company shall not be required to pay any amount necessary to permit Executive's institution of a claim for refund under this Section 4(b).

         If Executive shall have contested any proposed adjustment as above provided, and for so long as Executive shall be required under the terms of this paragraph to continue such contest, the Company shall not be required to pay a Gross-Up Payment until there occurs a Final Determination (as defined below) of the liability of Executive for the tax and any interest, penalties and additions to tax asserted to be payable as a result of such proposed adjustment. A "Final Determination" shall mean (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted, the time for filing such appeal has expired or Executive has no right under the terms hereof to request an appeal, (b) a closing agreement entered into under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding and with the consent of Executive, or (c) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto,

         In the event Executive receives any refund from the Internal Revenue Service or other tax authority on account of an overpayment of Excise Tax, such amount, together with that part of any Gross-Up Payment attributable to such amount, shall be promptly paid by Executive to the Company.

                          5. TERMINATION OF EMPLOYMENT

         (a) Termination for Cause. The Company shall have the right to terminate Executive's employment with the Company for cause. For purposes of this Agreement, "cause" shall mean the following: (i) Executive's conviction for the commission of a felony or in the event of Executive's fraud or dishonesty which has resulted or is likely to result in material economic damage to the Company or any of its affiliates, as determined in good faith by the Directors of the Company at a meeting of the Board of Directors at which Executive is provided an opportunity to be heard; or (ii) Executive's violation or breach of any material provision of this Agreement or the Noncompetition Agreement and the continuation thereof after the receipt by Executive of written notice from the Company. In the event it is being proposed by the Company that Executive be terminated for cause, Executive shall be entitled to a hearing at the Board of Directors meeting during which the Executive's proposed termination will be acted upon, and Executive and his legal counsel (whose reasonable legal fees shall be paid by the Company) shall be entitled to be present at such meeting.

         (b) Termination by Executive. Executive shall have the right, at any time during the term of this Agreement, and for any reason, to terminate his employment with the Company upon giving 30-days' written Notice of Termination as set forth below to the Company; provided, however that Executive's employment shall not be deemed terminated by Executive as a result of the actual of proposed assignment or reassignment by the Company of Executive to another place of employment more than 50 miles from Executive's current place of employment,

         (c) Compensation in the Event of Termination for Cause or by Executive. If Executive's employment with the Company is terminated by the Company for cause, or if Executive's employment with the Company is terminated by Executive, then (i) the Base Compensation provided for in Section 3 shall cease to accrue as of the date of termination of Executive's employment with the Company ("Termination Date") specified in the Notice of

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Termination as set forth below; (ii) the Company shall pay to Executive any compensation payable in the amount, at the time and in the manner set forth in Sections 3 and 4 and specifically shall pay the Bonus described in Section 4(a) plus any accrued interest thereon if termination is other than for cause; and
(iii) Executive and his dependents shall cease to participate in the benefit plans and programs, as provided for in Section 3, as of the Termination Date specified in the Notice of Termination. Any benefits payable under insurance or health plans as a result of Executive's participation in such plans through the Termination Date shall be paid when due under those plans.

         (d) Disability. The company shall have the right to terminate Executive's employment effective after the determination that Executive is unable to work due to a Disability. If Executive's employment is terminated pursuant to this Section 5(d), then: (i) the Base Compensation provided for in
Section 3 shall cease to accrue as of the Termination Date specified in the Notice of Termination as set forth below; (ii) the Company shall pay to Executive any compensation payable in the amount, at the time and in the manner set forth in Sections 3 and 4 and, specifically, shall pay the amount described in Section 4(a); and (iii) at the option of Executive, Executive and his dependents may continue to participate in the benefit plans as provided for in
Section 3 to the extent Executive and his dependents are eligible to participate in such benefit plans pursuant to the terms of such benefit plans. Any benefits payable under insurance and health plans as a result of Executive's participation in such plans through the Termination Date shall be paid when due under those plans. Following the Termination Date, the Company is not obligated to provide Executive or his dependents the benefits provided for in Section 3 in the event that Executive or his dependents are not eligible for participation in such plans pursuant to the terms of such plans due to the termination of Executive's employment with the Company or for any other reason.

         For purposes of this Agreement, "Disability" shall mean a physical or mental disability, as determined by an independent physician selected by the Company, that renders Executive incapable of performing his duties under this Agreement for 180 days or more within any 365-day period, of which at least 90 days are consecutive. The Termination Date pursuant to this Section 5(d) shall be no earlier than the date of the first day following the 180-day period described in this paragraph.

         (e) Death. If Executive dies during the term of this Agreement, the Company shall (i) pay Executive's Base Compensation for the period ending on the date of his death to his Beneficiary; and (ii) pay to Executive's Beneficiary any compensation payable in the amount, at the time and in the manner set forth in Sections 3 and 4 and specifically shall pay the amounts described in Section 4(a). Executive's dependents may continue to participate in the benefit plans as provided for in Section 3 to the extent Executive's dependents are eligible to participate in such benefit plans pursuant to the terms of such benefit plans. Following the Termination Date, the Company is not obligated to provide Executive's dependents the benefits provided for in Section 3 in the event that Executive's dependents are not eligible for participation in such plans pursuant to the terms of such plans due to the termination of Executive's employment with the Company or for any other reason.

         For purposes of this Agreement, Executive's "Beneficiary" shall be any person, trust or other entity designated in writing by Executive, or if not so designated, the personal

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representative of Executive's estate or if no such representative shall be appointed within six months after the date of Executive's death, Executive's heirs under the laws of descent and distribution in effect in the state in which Executive is domiciled at the date of his death).

         (f) Other Termination. If Executive's employment with the Company is terminated other than pursuant to Sections 5(a), (b), (d) or (e), then (i) the Base Compensation provided for in Section 3 shall continue being paid through the nine month anniversary of the date of this Agreement as if Executive had continued to be employed through such period; and (ii) the Company shall pay to Executive any compensation described in Section 4. If Executive's employment with the Company is terminated due to Executive's retirement, at the option of Executive, Executive and his dependents may continue to participate in the benefit plans as provided for in Section 3 to the extent Executive and his dependents are eligible to participate in such benefit plans pursuant to the terms of such benefit plans. The participation of Executive and his dependents in such plans shall cease as of the date Executive becomes employed by another employer. Following the Termination Date, the Company is not obligated to provide Executive or his dependents the benefits provided for in Section 3 in the event that Executive or his dependents are not eligible for participation in such plans pursuant to the terms of such plans due to the termination of Executive's employment with the Company or for any other reason.

         (g) Notice of Termination. Any termination of Executive's employment with the Company pursuant to this Section 5 (except in the circumstances of Executive's death) shall be communicated by a written notice of termination by the terminating party to the other party ("Notice of Termination") and shall indicate the Termination Date. The Notice of Termination by the Company for termination for cause shall indicate the specific provisions of this Agreement relied upon and shall set forth the reason for such termination.

         (h) Survival of Obligations Provided for in Section 6 and Noncompetition Agreement. If Executive's employment with the Company is terminated for any reason, Executive's obligations, duties and responsibilities, as provided for in Section 6 and the Noncompetition Agreement shall survive the termination of Executive's employment and shall continue as set forth therein.

                               6. CONFIDENTIALITY

         (a) Covenant Concerning Confidentiality. Executive agrees that he shall not disclose, during the Term and thereafter, without the prior written consent of NIPSCO, to anyone outside of the Company, NIPSCO and its subsidiaries any confidential matters of the Company, NIPSCO or its subsidiaries or their predecessors for as long as such matters remain confidential and not generally known to the public, including without limitation, trade secrets, customer lists, pricing policies, operating methods, any proprietary information of any nature or any information concerning the business of, or any customer, representative, agent or employee of, the Company, NIPSCO or its subsidiaries or their predecessors that was obtained by Executive in the course of his employment by the Company, NIPSCO or its subsidiaries or their predecessors, unless such disclosure is made as a proper part of performing his duties for the Company. Executive further agrees that if his employment by the Company is terminated for any reason, he will not take with him, but will leave with and deliver to the Company, any and all records and papers of whatever nature that relates to his employment by the Company or bears any information about the

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Company, NIPSCO or its subsidiaries or their predecessors. In the event
Executive violates this provision, the Company shall be entitled to any and all its remedies at law or in equity but shall not be entitled, unless directed by a court of law, to withhold payment of any amounts due Executive hereunder.

         (b) Limitation on Covenant Concerning Confidentiality. Executive's obligations pursuant to this Section shall not apply to any confidential information if and to the extent Executive is required pursuant to any statute, law, ordinance, rule, resolution or order of the U.S. Congress, any state or local legislature, a judge or an administrative law judge to testify in or to a legislative, judicial or regulatory proceeding or otherwise to disclose such confidential information. All such information is and will remain the exclusive property of NIPSCO. For purposes of this Agreement, the terms "trade secrets" and "confidential information" include, but are not limited to, processes, methods, techniques, systems, formulas, patents, models, devices, compilations, customer lists or any information of whatever nature that gives to the Company, Bay State and its subsidiaries an opportunity to obtain an advantage over a competitor who did not know or use it, but excludes matters which, without breach of Executive's obligations, are generally known to the public.

         (c) Judicial Modification of Covenant Concerning Confidentiality. If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, rather this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to any extent invalid, such provisions shall not be construed to be null, void or of no effect, but, to the extent such provision would be valid or enforceable under applicable law if limited in scope, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable scope and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

                                7. NO ASSIGNMENT

         No interest or amount payable to Executive, his spouse or any other beneficiary under this Agreement shall be assignable (in law or equity) by Executive or such beneficiary and shall not be subject to any manner of alienation, sale, transfer, assignment, claims of creditors, pledge, attachment, garnishment, levy, execution or encumbrance of any kind. No such interest or amount payable or right to receive a payment or distribution may be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, Executive or his spouse or other beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. This Agreement is personal in nature and, except as set forth in Section 13, neither this Agreement nor any rights or obligations under it may be assigned or delegated by either party without the express written consent of the other.

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                                  8. INDEMNITY

         Executive shall be indemnified under the Company's By-Laws and covered by officers liability insurance policies to the extent the Company or NIPSCO provides such coverage for its other officers.

                                   9. NOTICES

         Any notice or communication given pursuant to this Agreement must be in writing and shall be effective only if delivered personally; or sent by facsimile transmission; or delivered by overnight courier service; or sent by certified mail, postage paid, return receipt requested, to the recipient at the address indicated below or to such other address as the party being notified may have previously furnished to the other party by written notice pursuant to this
Section 9:

         If to the Company, to:

                  NIPSCO Industries, Inc.
                  801 East 86th Avenue
                  Merrillville, Indiana 46410
                  Telephone: (219) 647-6004
                  Facsimile: (219) 647-6061

                  Attn: Chairman, President and Chief Executive Officer

         If to Executive, to:

                  Roger A. Young
                  125 Mill Street
                  P.O. Box 95
                  Sherborn, Massachusetts 01770
                  Telephone: (508) 653-1534

         Notices under this Agreement shall be effective and deemed received on the date of personal delivery or facsimile transmission (as evidenced by facsimile confirmation of transmission); on the day after sending by overnight courier service (as evidenced by the shipping invoice signed by a representative of the recipient); or on the date of actual delivery to the party to whom such notice or communication was sent by certified mail, postage prepaid, return receipt requested (as evidenced by the return receipt signed by a representative of such party).

                        10. ENTIRE AGREEMENT; AMENDMENT

         This Agreement and the Noncompetition Agreement represent the entire agreement of the Company and Executive with respect to the matters set forth in them. No amendment or modification of the terms of this Agreement shall be binding upon the parties unless reduced to writing and signed by each of the parties.

                                11. SEVERABILITY

         Any provision of this Agreement prohibited by law or deemed unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions.

                               12. GOVERNING LAW

         This Agreement shall be interpreted and construed under the laws of the State of Indiana.

                           13. SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

                                   14. WAIVER

         No waiver by any party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

                           15. SURVIVAL OF PROVISIONS

         The provisions of Sections 6, 8, 10, 11, 12, 13, 14 and 15 of this Agreement and the Noncompetition Agreement shall survive the termination of Executive's employment with the Company and the expiration or termination of this Agreement.

                                16. COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original.

                                 17. WITHHOLDING

         The Company may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state or local law.

                             18. LITIGATION EXPENSES

         In the event of any litigation or other proceeding between the Company and Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Company shall reimburse Executive for all reasonable costs and expenses relating to such litigation or other proceeding as they are incurred, including reasonable attorneys fees and expenses, regardless of whether such litigation results in any settlement or judgment or order in favor of any party; provided, however, that any claim or action initiated by Executive relating to this Agreement shall have been made or brought after reasonable inquiry and shall be well-grounded, in fact, and warranted by existing law or a good faith argument for the extension, modification or reversal of existing law, and that is not interposed for any improper purpose, such as to harass or to cause unnecessary delay or needless increase in the cost of litigation.

         Notwithstanding any provision of Indiana law to the contrary, in no event shall Executive be required to reimburse the Company for any of the costs and expenses relating to such litigation or other proceeding. The obligation of the Company under this paragraph 18 shall survive the termination for any reason of this Agreement (whether such termination is by the Company by Executive, upon expiration of this Agreement or otherwise).

              [The remainder of this page left intentionally blank)

         IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first set forth above.

                                             BAY STATE GAS COMPANY

                                             By: /s/ Jeffrey W. Yundt
                                             Title: President and CEO

                                             /s/ Roger A. Young
                                             ROGER A. YOUNG

         The undersigned hereby guarantees the performance of the Company of its obligations hereunder.

                                             NIPSCO INDUSTRIES, INC.

                                             By: /s/ Mark D. Wykoff
                                             Title: Vice President, Human
                                             Resources

                                  SCHEDULE 4(a)

Roger Young                                                Performance Incentive

                  Ending Date First Period            3/31/00
                  Deferral                                  0 quarters
                  Interest Only                             0 quarters
                  Principal                                22 quarters
                  Interest Rate                         6.76%        1.69%

   Quarter         Beg.                                           End
Period Ending    Balance    Interest   Principal    Payment     Balance
-------------   ---------   --------   ---------   ---------   ---------
   1  Mar-00    1,600,000     27,040      -2,040      25,000   1,602,040
   2  Jun-00    1,602,040     27,074      -2,074      25,000   1,604,114
   3  Sep-00    1,604,114     27,110      -2,110      25,000   1,606,224
   4  Dec-00    1,606,224     27,145      -2,145      25,000   1,608,369
   5  Mar-01    1,608,369     27,181      -2,181      25,000   1,610,551
   6  Jun-01    1,610,551     27,218      -2,218      25,000   1,612,769
   7  Sep-01    1,612,769     27,256      -2,256      25,000   1,615,025
   8  Dec-01    1,615,025     27,294      -2,294      25,000   1,617,319
   9  Mar-02    1,617,319     27,333      -2,333      25,000   1,619,651
  10  Jun-02    1,619,651     27,372      -2,372      25,000   1,622,023
  11  Sep-02    1,622,023     27,412      -2,412      25,000   1,624,436
  12  Dec-02    1,624,436     27,453      -2,453      25,000   1,626.889
  13  Mar-03    1,626,889     27,494      -2,494      25,000   1,629,383
  14  Jun-03    1,629,383     27,537      -2,537      25,000   1,631,920
  15  Sep-03    1,631,920     27,579      -2,579      25,000   1,634,499
  16  Dec-03    1,634,499     27,623      -2,623      25,000   1,637,122
  17  Mar-04    1,637,122     27,667      -2,667      25,000   1,639,789
  18  Jun-04    1,639,789     27,712      -2,712      25,000   1,642,502
  19  Sep-04    1,642,502     27,758      -2,758      25,000   1,645,260
  20  Dec-04    1,645,260     27,805      -2,805      25,000   1,648,065
  21  Mar-05    1,648,065     27,852      -2,852      25,000   1,650,917
  22  Jun-05    1,650,917     27,901   1,650,917   1,678,818           0
  23  Sep-05            0          0           0           0           0
  24  Dec-05            0          0           0           0           0
  25  Mar-06            0          0           0           0           0
  26  Jun-06            0          0           0           0           0
  27  Sep-06            0          0           0           0           0
  28  Dec-06            0          0           0           0           0
  29  Mar-07            0          0           0           0           0
  30  Jun-07            0          0           0           0           0
  31  Sep-07            0          0           0           0           0
  32  Dec-07            0          0           0           0           0
  33  Mar-08            0          0           0           0           0
  34  Jun-08            0          0           0           0           0
  35  Sep-08            0          0           0           0           0
  36  Dec-08            0          0           0           0           0
  37  Mar-09            0          0           0           0           0
  38  Jun-09            0          0           0           0           0
  39  Sep-09            0          0           0           0           0
  40  Dec-09            0          0           0           0           0

                                  SCHEDULE 4(b)

Roger Young                                                Performance Incentive

                  Ending Date First Period            3/31/00
                  Deferral                                  0 quarters
                  Interest Only                             0 quarters
                  Principal                                22 quarters
                  Interest Rate                         6.76%        1.69%

   Quarter         Beg.                                           End
Period Ending    Balance    Interest   Principal    Payment     Balance
-------------   ---------   --------   ---------   ---------   ---------
   1  Mar-00    1,600,000     27,040      -2,040      25,000   1,602,040
   2  Jun-00    1,602,040     27,074      -2,074      25,000   1,604,114
   3  Sep-00    1,604,114     27,110      -2,110      25,000   1,606,224
   4  Dec-00    1,606,224     27,145      -2,145      25,000   1,608,369
   5  Mar-01    1,608,369     27,181      -2,181      25,000   1,610,551
   6  Jun-01    1,610,551     27,218      -2,218      25,000   1,612,769
   7  Sep-01    1,612,769     27,256      -2,256      25,000   1,615,025
   8  Dec-01    1,615,025     27,294      -2,294      25,000   1,617,319
   9  Mar-02    1,617,319     27,333      -2,333      25,000   1,619,651
  10  Jun-02    1,619,651     27,372   1,619,651   1,647,023           0
  11  Sep-02            0          0           0           0           0
  12  Dec-02            0          0           0           0           0
  13  Mar-03            0          0           0           0           0
  14  Jun-03            0          0           0           0           0
  15  Sep-03            0          0           0           0           0
  16  Dec-03            0          0           0           0           0
  17  Mar-04            0          0           0           0           0
  18  Jun-04            0          0           0           0           0
  19  Sep-04            0          0           0           0           0
  20  Dec-04            0          0           0           0           0
  21  Mar-05            0          0           0           0           0
  22  Jun-05            0          0           0           0           0
  23  Sep-05            0          0           0           0           0
  24  Dec-05            0          0           0           0           0
  25  Mar-06            0          0           0           0           0
  26  Jun-06            0          0           0           0           0
  27  Sep-06            0          0           0           0           0
  28  Dec-06            0          0           0           0           0
  29  Mar-07            0          0           0           0           0
  30  Jun-07            0          0           0           0           0
  31  Sep-07            0          0           0           0           0
  32  Dec-07            0          0           0           0           0
  33  Mar-08            0          0           0           0           0
  34  Jun-06            0          0           0           0           0
  35  Sep-06            0          0           0           0           0
  36  Dec-08            0          0           0           0           0
  37  Mar-09            0          0           0           0           0
  38  Jun-09            0          0           0           0           0
  39  Sep-09            0          0           0           0           0
  40  Dec-09            0          0           0           0           0